Exhibit 10.1

Pursuant to Item 601(b)(10)(iv) of Regulation S-K of the Securities Act of 1933, as amended, certain information has been excluded from this Exhibit 10.1 by removing the excluded text and inserting “[****]” in its place. Such information has been excluded from this Exhibit 10.1 because the registrant customarily and actually treats such information as private or confidential, and it is (i) not material but (ii) would cause competitive harm to the registrant if it was publicly disclosed. Riot undertakes to furnish a supplemental, unredacted copy of this Exhibit 10.1 to the SEC, upon its request.

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and appendices have been omitted from this Exhibit 10.1. Subject to Item 601(b)(10)(iv) of Regulation S-K, Riot undertakes to furnish supplemental copies of the omitted schedules and appendices to the SEC, upon its request.

MICROBT-RIOT

MASTER PURCHASE & SALE AGREEMENT

PURCHASE ORDER NO. 02

This Purchase Order No. 02 (this “Purchase Order”) is entered into, effective as of December 1, 2023 (the “Effective Date”), by and between (i) SuperAcme, Inc., a corporation organized under the laws of the State of Delaware, USA (“MBT USA”), an affiliate of Super Acme Technology (Hong Kong) Ltd., a limited company organized under the laws of Hong, Kong, PRC (together with MBT USA, collectively, “MicroBT”), and (ii) Riot Corsicana, LLC, a limited liability company organized under the laws of the State of Texas, USA (formerly known as “Project Lefty, LLC”) (“Riot Corsicana”), an affiliate of Riot Platforms, Inc., a corporation organized under the laws of the State of Nevada, USA (together with Riot Corsicana, collectively, “Riot”), pursuant to that certain Master Purchase and Sale Agreement by and among them, dated effective as of June 23, 2023 (the “Master Agreement”), the terms and conditions of which, to the extent not expressly modified by this Purchase Order, are hereby incorporated into this Purchase Order by reference as if set forth in full herein. Any capitalized term used but not otherwise defined in this Purchase Order shall have the meaning ascribed to it in the Master Agreement.

1.Order Description. MicroBT USA hereby sells and conveys to Riot Corsicana, and Riot Corsicana hereby purchases and accepts such conveyance from MicroBT USA, of the MicroBT Miners specified in the following table, in exchange for payment of the Purchase Order Total Price (as specified herein), in accordance with the terms of this Purchase Order No. 02.

Miner Model	Number of Miners	Aggregate Hash Rate	Price per Miner
		(EH/s)	(USD)
M56S++	3,724	0.86	$ [****]
M66	14,778	3.69	$ [****]
M66S	48,058	13.46	$ [****]
Totals:	66,560	18.01	$ [****]
2.Miner Specifications. Each Batch of the foregoing Miners delivered under this Purchase Order shall meet or exceed the minimum performance specifications set forth in the following table:
Miner Model	Average Hashrate	Power Draw	Power Efficiency
	(TH/s)	(Watts)	(Joules/TH [+/- 5%])
M56S++	230	5,280	22
M66	250	5,060	19.9
M66S	280	4,975	18.5
Weighted Averages:	270.5	5,127.8	19
3.Payment Terms and Schedule. The Purchase Order Total Price, and the payment schedule for the purchase and sale of the Miners hereunder, shall be as set forth below in this Section 3, subject to applicable adjustments according to Section 3(g) below, Sections 3.3.1 and 3.3.2 of the Master Agreement, or as otherwise permitted by the Master Agreement.
(a)Price per Terahash (TH). Subject to adjustment as provided for in Section 3(g), the price per Terahash covered by this Purchase Order is set forth in the following table:

Miner Model	Price per TH
(US $)
M56S++	$ [****]
M66	$ [****]
M66S	$ [****]
Weighted Average:	$ [****]

(b)Purchase Order Total Price ($USD). The Purchase Order Total Price for the Miners Purchased and Sold under the MSA pursuant to this Purchase Order is Two Hundred Ninety Million, Four Hundred Fifty-Nine Thousand, Four Hundred Thirty-Eight United States Dollars (U.S. $290,459,438), exclusive of any applicable USA production premiums, taxes, fees, and credits. The Purchase Order Total Price is further subject to adjustments as permitted under the Master Agreement and Section 3(g) below.
(a)Deposit. In connection with the execution of this Purchase Order, Riot Corsicana shall pay to MicroBT USA a Deposit against the Purchase Order Total Price in the amount of [****] United States Dollars (U.S. $[****]) (i.e., [****] Percent ([****]%) of the Purchase Order Total Price), which shall be applied as a credit against the Purchase Order Total Price, to be earned ratably upon delivery of the Miners. In accordance with the Master Agreement, payment of the Deposit shall be due within fourteen (14) days of receipt of an invoice submitted by MicroBT for payment therefor.

(b)Progress Payments. Progress Payments totaling [****] Percent ([****]%) of the Purchase Order Total Price shall be made in respect of progress made by or on behalf of MicroBT in the manufacture of the Miners, pro rata with respect to each Batch of Miners to be delivered hereunder, approximately three (3) calendar months prior to the applicable Batch Delivery Date, in accordance with the schedule of payments set forth in Section 3(f), below. In accordance with the Master Agreement, payment of each Batch Progress Payment shall be due within fourteen (14) days of receipt of an invoice submitted by MicroBT for payment therefor.
(c)Balance Payments; USA Production Premium. Payments for the remaining balance of the Purchase Order Total Price due with respect to each applicable Batch of Miners delivered hereunder, after the Deposit and the Progress Payments, plus any applicable USA production premium (which shall not exceed [****] United States Dollars (U.S. $[****]) per Miner), taxes and fees, shall be made prior to Delivery of the Miners in accordance with the Master Agreement. The Balance Payment due with respect to the applicable Batch of Miners shall be due and payable two (2) business days prior to the Delivery Date for such Batch, pursuant to an invoice submitted by MicroBT no later than sixteen (16) days prior to the Delivery Date of such Batch; provided, however, the Parties acknowledge and agree that the final Balance Payment due with respect to the final Batch of Miners to be delivered hereunder may be subject to adjustment for any Over-delivery or Under-delivery of Hashrate under this Purchase Order, in accordance with the terms of the Master Agreement.
(d)Payment Schedule. The schedule for payment of the Purchase Order Total Price due in exchange for the purchase and sale of the Miners under this Purchase Agreement shall be as set forth on Schedule 3(f) of this Purchase Order.

(e)Adjustments. Riot acknowledges that the actual hashrate and efficiency of each Miner actually delivered by MicroBT may fluctuate (subject to the ninety percent (90%) performance guarantee set forth in the warranty provisions of the Master Agreement). Accordingly, Riot hereby agrees that the final aggregate cost under this Purchase Order may be greater than the Purchase Order Total Price herein stated based on the total hashrate actually delivered by MicroBT and the price per Terahash corresponding to the applicable Miner as set forth in this Section 3. Further, MicroBT represents and warrants that, as of the Effective Date of this Purchase Order, the prices offered to Riot are the most favorable prices offered by MicroBT with respect to the Miners to be purchased hereunder. If, during the production and delivery schedule of the Miners under this Purchase Order, MicroBT sells or offers to sell USA manufactured Miners, having substantially the same (or better) hashrate and efficiency as those sold to Riot hereunder, at a lower base price per Terahash than the price per Terahash specified in this Purchase Order No. 02, (without regard to any volume discount offered by MicroBT), then MicroBT shall promptly notify Riot of such offer or sale and its lower prices and shall adjust the Purchase Order Total Price herein stated downward by reducing the price per Terahash of the remaining Miner Batches to be delivered which are covered by this Purchase Order to match the lower price offered to such third party. Such adjustment shall take the form of a credit applied to future payments under this Purchase Order, with any balance remaining applied to any future Purchase Orders placed under the Master Agreement.

4.  Delivery Terms & Schedule. Deliveries shall be made Ex-Works (Incoterms 2020) at MicroBT’s Delaware, USA warehouse on or before the fifteenth (15th) day of each Batch delivery month. MicroBT shall package the Miners per the Master Agreement and Riot shall manage pick-up and transport of the Miners to its facility. Subject to adjustment pursuant to the Master Agreement, Delivery of the Miners purchased and sold between the Parties pursuant to this Purchase Order No. 02 shall be made according to the following schedule:

	Miner Model
Delivery Month	M56S++	M66	M66S	Total
Nov-23	--	--	--	--
Dec-23	--	--	--	--
Jan-24	--	--	--	--
Feb-24	--	--	--	--
Mar-24	--	--	--	--
Apr-24	621	2,463	2,463	5,547
May-24	621	2,463	2,463	5,547
Jun-24	620	2,463	2,463	5,546
Jul-24	621	2,463	2,463	5,547
Aug-24	621	2,463	2,463	5,547
Sep-24	620	2,463	2,463	5,546
Oct-24	--	--	2,467	2,467
Nov-24	--	--	2,467	2,467
Dec-24	--	--	2,466	2,466
Jan-25	--	--	7,400	7,400
Feb-25	--	--	7,400	7,400
Mar-25	--	--	7,400	7,400
Apr-25	--	--	3,680	3,680
TOTALS:	3,724	14,778	48,058	66,560
5.	Authorized Representatives.
(a)MicroBT:[****]

Email: [****].

(b)Riot: [****]

Email: [****].

6.	Supplemental Terms and Conditions.
(a)Purchase Order Supremacy. In the event of any conflict between the terms contained in this Purchase Order and those terms contained in the Master Agreement, the Parties hereby acknowledge and agree that the terms of this Purchase Order shall supersede, prevail and govern over those conflicting terms of the Master Agreement.
(b)Miscellaneous. This Purchase Order is executed under and forms a part of, and is incorporated by reference into, the Master Agreement, as if set forth in full therein. This Purchase Order may be executed electronically, including via exchange of digital signatures through secure signature services and/or .pdf copies exchanged via email between the authorized representatives of the Parties, and in any number of counterparts, each of which will be deemed an original of this Purchase Order, and which, together, will constitute one and the same instrument. The Parties hereby acknowledge and agree that this Purchase Order and the Master Agreement to which it relates, and each of their schedules, exhibits and appendices, (a) sets forth the final and complete agreement of the Parties regarding the subject matter of Purchase Order and (b) supersedes and replaces all prior agreements, amendments, discussions, drafts, proposals, and understandings of the Parties, whether written or oral, with respect to the subject matter of Purchase Order.

[Remainder of Page Left Intentionally Blank – Signatures Follow]

IN WITNESS WHEREOF, the Parties hereto, by the signatures of their duly authorized representatives set forth below and intending to be legally bound by the foregoing terms of this instrument, have executed this Purchase Order No. 02 as of the Effective Date set forth in the forepart hereof.

SuperAcme, Inc., a Delaware corporation,

By: Super Acme Technology (Hong Kong) Ltd., a Hong Kong limited company, its affiliate

By:/s/ SuperAcme, Inc.    (seal)

Name:[****]

Title:[****]

Dated:12/04/2023

Riot Corsicana, LLC, a Texas limited liability company,

By:Riot Platforms, Inc., a Nevada corporation, its affiliate

By:/s/ Riot Platforms, Inc.    (seal)

Name:[****]

Title:[****]

Dated:12/04/2023

[Purchase Order No. 02 – Signatures]

Schedule 3(f)

Schedule of Payments

[****]